As filed with the United States Securities and Exchange Commission on January 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TANGER FACTORY OUTLET CENTERS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	56-1815473
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 Northline Avenue

Suite 360

Greensboro, North Carolina 27408-7612

(Address of Principal Executive Offices) (Zip Code)

INCENTIVE AWARD PLAN OF TANGER FACTORY OUTLET CENTERS, INC. AND TANGER

PROPERTIES LIMITED PARTNERSHIP (AMENDED AND RESTATED AS OF APRIL 4, 2014), AS AMENDED

(Full title of the plan)

James F. Williams

Executive Vice President and Chief Financial Officer

Tanger Factory Outlet Centers, Inc.

3200 Northline Avenue Suite 360

Greensboro, North Carolina 27408-7612

(336) 292-3010

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Bradd L. Williamson, Esq.

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares, $0.01 par value	3,300,000	$ 14.12	$ 46,596,000	$6,048.16

(1)

Consists of an additional 3,300,000 common shares, par value $0.01 per share (“Common Shares”) of Tanger Factory Outlet Centers, Inc. (the “Company”) available for issuance under the Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership (Amended and Restated as of April 4, 2014), as amended (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of Common Shares registered on this Registration Statement will be adjusted as a result of future share splits, share dividends or similar transactions.

(2)

For purposes of computing the registration fee only. Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices per Common Share as reported on the New York Stock Exchange on January 3, 2020.

EXPLANATORY NOTE

On May 17, 2019, at the 2019 Annual Meeting of Shareholders of the Company, the Shareholders approved an amendment to the Plan which increased the aggregate number of Common Shares that may be issued under the Plan to 18,700,000 (resulting in an increase of 3,300,000 Common Shares available for issuance under the Plan). This Registration Statement is being filed in order to register the additional Common Shares that may be offered or sold to participants under the Plan as a result of the amendment approved on May 17, 2019.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on July 29, 2014 (File No. 333-197713).

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996).

4.1A	Amendment to Amended and Restated Articles of Incorporation dated May 29, 1996 (incorporated herein by reference to Exhibit 3.1A to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996).

4.1B	Amendment to Amended and Restated Articles of Incorporation dated August 20, 1998 (incorporated herein by reference to Exhibit 3.1B to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998).

4.1C	Amendment to Amended and Restated Articles of Incorporation dated September 30, 1999 (incorporated herein by reference to Exhibit 3.1C to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

Exhibit Number	Description of Exhibit

4.1D	Amendment to Amended and Restated Articles of Incorporation dated November 10, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 10, 2005).

4.1E	Amendment to Amended and Restated Articles of Incorporation dated June 13, 2007 (incorporated herein by reference to Exhibit 3.1E to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

4.1F	Articles of Amendment to Amended and Restated Articles of Incorporation dated August 27, 2008 (incorporated herein by reference to Exhibit 3.1(f) of the Company’s Current Report on Form 8-K dated August 29, 2008).

4.1G	Articles of Amendment to Amended and Restated Articles of Incorporation of Tanger Factory Outlet Centers, Inc. dated May 18, 2011 (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

4.1H	Articles of Amendment to Amended and Restated Articles of Incorporation of Tanger Factory Outlet Centers, Inc. dated May 24, 2012 (incorporated herein by reference to Exhibit 3.1H of the Company’s and Tanger Properties Limited Partnership’s Form S-3 dated June 7, 2012).

4.2	By-Laws of Tanger Factory Outlet Centers, Inc. restated to reflect all amendments through May 18, 2012 (incorporated by reference to Exhibit 3.2 to the Company’s and Tanger Properties Limited Partnership’s Form S-3 dated June 7, 2012).

4.3	Specimen Common Share certificate (incorporated by reference to Exhibit 4.1 to the Company’s and Tanger Properties Limited Partnership’s Registration Statement on Form S-4, filed April 9, 2009, as amended, Registration Nos. 333-158503)

5.1*	Opinion of Womble Bond Dickinson (US) LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of the Registration Statement).

99.1	Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership (As Amended and Restated as of April 4, 2014) (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement filed on April 4, 2014).

99.2	2019 Declaration of Amendment to Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership (As Amended and Restated as of April 4, 2014), as amended, dated as of March 29, 2019 (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greensboro, State of North Carolina, on January 10, 2020.

TANGER FACTORY OUTLET CENTERS, INC.

By:	/s/ James F. Williams
James F. Williams
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints James F. Williams and Chad D. Perry as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing) to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David B. Henry	Non-Executive Chairman of the Board of Directors	January 10, 2020
David B. Henry

/s/ Steven B. Tanger	Director, Chief Executive Officer	January 10, 2020
Steven B. Tanger	(principal executive officer)

/s/ James F. Williams	Executive Vice President and Chief Financial Officer	January 10, 2020
James F. Williams	(principal financial officer)

/s/ Thomas J. Guerrieri Jr.	Vice President, Chief Accounting Officer and Controller	January 10, 2020
Thomas J. Guerrieri Jr.	(principal accounting officer)

/s/ William G. Benton	Director	January 10, 2020
William G. Benton

/s/ Jeffrey B. Citrin	Director	January 10, 2020
Jeffrey B. Citrin

Signature	Title	Date

/s/ Thomas J. Reddin	Director	January 10, 2020
Thomas J. Reddin

/s/ Thomas E. Robinson	Director	January 10, 2020
Thomas E. Robinson

/s/ Bridget M. Ryan-Berman	Director	January 10, 2020
Bridget M. Ryan-Berman

/s/ Allan L. Schuman	Director	January 10, 2020
Allan L. Schuman

/s/ Susan E. Skerritt	Director	January 10, 2020
Susan E. Skerritt

/s/ Luis A. Ubiñas	Director	January 10, 2020
Luis A. Ubiñas